EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Report on Form 10-Q for the period ended June 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	July 25, 2018	By:	/s/ JOSEPH L. HOOLEY
Joseph L. Hooley,
Chairman and Chief Executive Officer

Date:	July 25, 2018	By:	/s/ ERIC W. ABOAF
Eric W. Aboaf,
Executive Vice President and Chief Financial Officer